                                  EXHIBIT 99.A

                           STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is entered into by and among Douglas H. Miller, a resident of Dallas, Texas ("MILLER"), on the one hand, and the undersigned shareholders of Exco Resources, Inc., a Texas corporation ("EXCO"), listed on Schedule A (the "SCHEDULE A HOLDERS") and Schedule B hereto (the "SCHEDULE B HOLDERS" and collectively with the Schedule A Holders, the "SHAREHOLDERS"), on the other hand.

                                    RECITALS

         WHEREAS, the Shareholders are the owners at the date hereof of the issued and outstanding Common Stock, par value $0.01 per share (the "COMMON STOCK"), of Exco set forth opposite their respective names on Schedule A or Schedule B hereto; and

         WHEREAS, as an inducement to Miller to undertake certain due diligence actions and incur the significant costs necessary to consummate the transactions contemplated by this Agreement, each of the Shareholders desire to grant to Miller the Option (as defined below).

                                   AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein each of Miller and the Shareholders agree as follows:

         1.      Grant of Option.

         Subject to the terms and conditions set forth herein, each of the Shareholders, severally and not jointly, grant to Miller an exclusive and irrevocable option (the "OPTION") to acquire all of those shares of Common Stock (the "OPTION SHARES") set forth opposite their name on Schedule A or Schedule B hereto free and clear of any claims, liens, charges and encumbrances of any kind whatsoever, including preemptive rights or similar rights of any person ("LIENS") at an exercise price of $3.00 per Option Share (the "PURCHASE PRICE"); provided, however, that said Option may only be exercised with respect to all Option Shares covered by this Agreement. The determination of whether such Option Shares shall be purchased from the Shareholders shall be made by Miller as set forth in Section 2(b) below. Schedule A or Schedule B may be unilaterally amended by Miller solely to reflect the addition of any new Shareholders thereto who execute and return a counterpart signature page to this Agreement. Said Schedule A or Schedule B as so amended shall be provided to each Shareholder as soon as practicable.

         2.      Exercise of Option

         (a) Term. Miller may exercise the Option at any time; provided that, except as otherwise provided in the last sentence of this Section 2(a), the right to exercise the Option pursuant to this Section 2 shall expire and be of no further force and effect at 5:00 p.m., Dallas, Texas time, on December 18, 1997. Notwithstanding the expiration of the Option, Miller shall be entitled to acquire the Option Shares so long as he has exercised the Option in accordance with the terms hereof prior to the expiration of the Option.

         (b) Written Notice. In the event Miller wishes to exercise the Option, he shall send to each of the Shareholders a written notice (the "NOTICE"; the date of such notice being herein referred to as the "NOTICE DATE") specifying (i) Miller's desire to exercise the Option and (ii) a place and date not later than December 19, 1997 for the closing (the "CLOSING DATE") of such acquisition (the "CLOSING DATE").

         3.      Payment and Delivery of Certificates

         (a) Payment of Purchase Price. On the Closing Date, Miller shall pay to the Shareholders by certified check, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

         (b) Delivery of Certificates. At such Closing, simultaneously with the delivery of the consideration specified in Section 3(a), the Shareholders shall deliver to Miller certificates representing the Option Shares to be acquired at such Closing (duly executed in blank or accompanied by duly executed stock powers, with signature guarantee), which Option Shares shall be free and clear of all Liens.

         (c) Stock Purchase Agreement. At the Closing, the Schedule A Holders shall enter into a Stock Purchase Agreement with Miller upon mutually agreeable terms.

          4.      Representations and Warranties of the Shareholders.

         Each of the Shareholders hereby represents and warrants to Miller as to himself only as follows:

         (a) Authorization and Validity of Agreement. Such Shareholder has full right, power, capacity and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due execution and delivery by Miller, this Agreement constitutes the legal, valid, and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

         (b) Ownership. As of the date hereof, he is and at the Closing Date will be the owner of the number of shares of Common Stock shown opposite his name on Schedule A or Schedule B hereto. At the Closing Date, he will have good and marketable title to all of such shares and the absolute right to sell, convey, transfer and deliver his shares in accordance with the terms hereof, free and clear of all Liens.

         (c) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Shareholder.




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         (d)     No Consent.  No authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by such Shareholder of the transactions contemplated by this Agreement.

         5.      Miscellaneous:

         (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by him or on his behalf in connection with the transactions contemplated hereunder, including fees and expenses of his own counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and except as provided in Section 1 of this Agreement.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement (including other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a governmental entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings; Gender. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever required by the context of this Agreement, the singular shall mean the plural, the male gender shall include the female gender and the neuter, and vice versa.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, scheduled overnight courier (e.g., FedEx) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     If to Miller:    7611 Glenshannon Circle
                                      Dallas, TX  75225
                                      Telephone: 214-361-5653

               if to Shareholders:    The address set forth under their name on
                                      Schedule A or Schedule B





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
         (g) Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by Shareholders or Miller (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, Miller may assign his rights, interests or obligations under this Agreement or the Option to any entity controlled by Miller without the consent of any other
party hereto.   Subject to the first sentence of this Section, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Miller, Shareholders and Miller shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         6.      Termination.

         (a) Causes of Termination. This Agreement and the rights and obligations of the parties hereto may be abandoned and terminated by Miller or by any Shareholder (but only as to the terminating Shareholder) acting in their sole discretion if any suit, action or other proceeding by or before any court or other governmental body shall be, on or before the date this Option expires, pending or threatened seeking to invalidate this Agreement or restrain or prohibit the transactions contemplated hereby or questioning in any manner the proceedings or authorities under which this Option or the Option Shares are being issued or affecting the validity thereof.

         (b) Automatic Termination. This Agreement shall terminate automatically if the Option shall not have been exercised by Miller on or before 5:00 p.m., Dallas, Texas time, on December 18, 1997.

         (c) Effect of Termination. Upon termination of this Agreement as provided in this Section 6, this Agreement shall forthwith become void and there shall be no obligation or liability hereunder on the part of any party or their respective officers, directors or shareholders, except to the extent that such termination results from the willful breach by a party hereto of any of his or its representations, warranties, covenants, or agreements set forth in this Agreement.





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                 IN WITNESS WHEREOF, the undersigned have executed this Stock
Option Agreement as of the date indicated below.

                                        MILLER:


Dated:  December 8, 1997                /s/ Douglas H. Miller
                                        -------------------------
                                        Douglas H. Miller





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         The undersigned Shareholder does hereby execute this counterpart signature page effective the 9th day of December, 1997.


                                               /s/ Richard D. Collins
                                       ----------------------------------------
                                       Name:   RICHARD D. COLLINS
                                            -----------------------------------

                                               /s/ Glenn L. Seitz
                                       ----------------------------------------
                                       Name:   GLENN L. SEITZ
                                            -----------------------------------

                                               /s/ W.R. Granberry
                                       ----------------------------------------
                                       Name:   W.R. GRANBERRY
                                            -----------------------------------

                                               /s/ John A. Schlensker
                                       ----------------------------------------
                                       Name:   JOHN A. SCHLENSKER
                                            -----------------------------------

                                               /s/ Donald C. Thomas, Jr.
                                       ----------------------------------------
                                       Name:   DONALD C. THOMAS, JR.
                                            -----------------------------------

                                               /s/ David N. Fitzgerald
                                       ----------------------------------------
                                       Name:   DAVID N. FITZGERALD
                                            -----------------------------------
                                            President, DAVE FITZGERALD INC.

                                               /s/ D.N. Fitzgerald
                                       ----------------------------------------
                                       Name:   D.N. FITZGERALD
                                            -----------------------------------

                                               /s/ Frances C. Fitzgerald
                                       ----------------------------------------
                                       Name:   FRANCES C. FITZGERALD
                                            -----------------------------------

                                               /s/ J.A. Dinger
                                       ----------------------------------------
                                       Name:   J.A. DINGER
                                            -----------------------------------

                                               /s/ Suzanne F. Bobo
                                       ----------------------------------------
                                       Name:   SUZANNE F. BOBO
                                            -----------------------------------

                                               /s/ R. Scott Collins
                                       ----------------------------------------
                                       Name:   R. SCOTT COLLINS
                                            -----------------------------------

                                       To be completed if such information is
                                       not reflected on Schedule A or Schedule
                                       B:

                                       Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                       Certificate No.:
                                                       ------------------------

                                                       ------------------------

                                       Number of Exco Shares:
                                                             ------------------






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
                                   SCHEDULE A


----------------------------------------------------------------------------------------------------------
 NAME AND ADDRESS OF SHAREHOLDER              CERTIFICATE NUMBER               NUMBER OF EXCO SHARES OWNED
 -------------------------------              ------------------               ---------------------------
----------------------------------------------------------------------------------------------------------
 Richard D. Collins                                  2273                                   13,197
 4406 Airport Freeway                                2274                                   20,000
 Fort Worth, TX  76117                                                                      ------
                                                                                            33,197
----------------------------------------------------------------------------------------------------------
 Dave Fitzgerald, Inc.
 P.O. Box 13537
 Odessa, TX  79768-3537                              2278                                   20,425
----------------------------------------------------------------------------------------------------------
 David N. Fitzgerald                                 2281                                   69,317
 P.O. Box 13537                                      2282                                   20,000
 Odessa, TX  79768-3537                              2283                                   20,000
                                                                                            ------
                                                                                           109,317
----------------------------------------------------------------------------------------------------------
 Francis C. Fitzgerald
 P.O. Box 13537
 Odessa, TX  78768-3537                              2267                                    9,125
----------------------------------------------------------------------------------------------------------
 W.R. Granberry                                      1853                                   40,000
 #10 Oaklawn Park                                    1959                                   40,000
 Midland, TX  79705                                                                         ------
                                                                                            80,000
----------------------------------------------------------------------------------------------------------
 Glenn L. Seitz                                      1325                                    1,525
 4321 Concho                                         1328                                   20,000
 Dallas, TX  75206                                   1712                                   40,000
                                                     1797                                      214
                                                     1963                                   10,000
                                                                                            ------
                                                                                            71,739
----------------------------------------------------------------------------------------------------------
                                                                           Total:          323,803
                                                                                           =======
----------------------------------------------------------------------------------------------------------




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
                                   SCHEDULE B


----------------------------------------------------------------------------------------------------------
 NAME AND ADDRESS OF SHAREHOLDER              CERTIFICATE NUMBER               NUMBER OF EXCO SHARES OWNED
 -------------------------------              ------------------               ---------------------------
----------------------------------------------------------------------------------------------------------
 Suzanne F. Bobo                                     2276                                   14,627
 4808 Pepperidge                                     2277                                   15,505
 Odessa, TX  79761                                                                          ------
                                                                                            30,132
----------------------------------------------------------------------------------------------------------
 J.A. Dinger                                         2271                                   12,928
 2718 Deering St.                                    2272                                   20,000
 Odessa, TX  79760                                                                          ------
                                                                                            32,928
----------------------------------------------------------------------------------------------------------
 John A. Schlensker
 1120 Parkhaven Dr.
 Richardson, TX  75080                               1829                                   14,060
----------------------------------------------------------------------------------------------------------
 Donald C. Thomas, Jr.
 P.O. Box 13568
 Odessa, Texas  79768                                2280                                   10,000
----------------------------------------------------------------------------------------------------------
 R. Scott Collins
 #1 Spring Creek Court
 Trophy Club, Texas  76262                            (1)                                    2,500
----------------------------------------------------------------------------------------------------------
                                                                           Total:           89,620
                                                                                            ======
----------------------------------------------------------------------------------------------------------
                                                         Total Schedule A and B:           413,423
                                                                                           =======
----------------------------------------------------------------------------------------------------------

____________________________
(1) These shares were held in street name. Request was made about one week ago to distribute in certificate form to R. Scott Collins.





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